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                                                                    Exhibit 10.1

                             EMPLOYMENT AGREEMENT
                             --------------------


     This Agreement ("Agreement") dated this __ day of April, 1999 between Choice Hotels International, Inc. ("Employer"), a Delaware corporation with principal offices at 10750 Columbia Pike, Silver Spring, Maryland 20901, and Steven T. Schultz ("Employee"), sets forth the terms and conditions governing the employment relationship between Employee and Employer.

     1.   Employment.  During the term of this Agreement, as hereinafter
          ----------
defined, Employer hereby employs Employee as Executive Vice President, Franchise Operations. Employee hereby accepts such employment upon the terms and conditions hereinafter set forth and agrees to faithfully and to the best of his ability perform such duties as may be from time to time assigned by Employer's Board of Directors and Chief Executive Officer, such duties to be rendered at the principal office of Employer, subject to reasonable travel. Employee also agrees to perform his duties in accordance with policies established by Employer's Board of Directors, which may be changed from time to time.

     2.   Term.  Subject to the provisions for termination hereinafter provided,
          ----
the term of this Agreement shall begin on the first day that the Employee is entered into the Employer's payroll system ("Effective Date") and shall terminate five (5) years thereafter (the "Termination Date"). The Termination Date shall be automatically extended for successive one-year terms unless either party gives written notice no less than nine months prior to the Termination Date that it elects not to extend the Termination Date

     3.   Compensation.  For all services rendered by Employee under this
          ------------
Agreement during the term thereof, Employer shall pay Employee the following compensation:

          (a) Salary.  A base salary of Three Hundred Twenty-Five Thousand
              ------
          Dollars ($325,000) per annum payable in equal bi-weekly installments. Such base salary shall commence on the Effective Date. Such salary shall be reviewed by the Compensation Committee of the Board of Directors of Employer on the next annual review of officers and each annual review thereafter and may be increased at the discretion of Employer.

          (b) Incentive Bonus.  Employee shall have the opportunity to earn up
              ---------------
          to a maximum of Fifty-Five Percent (55%) per annum of the base salary set forth in subparagraph 3(a) above in Employer's bonus plans as adopted from time to time by Employer's Board of Directors. For the Employer's 1999 fiscal year, the Employee's bonus shall be calculated on a pro rata basis from the Effective Date. In addition, to compensate Employee for the loss of his bonus at LaQuinta Inns & Suites, the Employer shall pay Employee an amount equal to 50% of Employee's base salary earned during fiscal year 1999 while employed at LaQuinta. The payment referred to in the preceding sentence shall be paid at the same time that Employer's fiscal year 1999 bonuses are paid.

          (c) Restricted Stock. At the Effective Date, Employer shall issue to
              ----------------
          Employee
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          restricted Choice Hotels common stock ("Common Stock") in an amount equal to $400,000 divided by the average of the high and low trading price of the Common Stock on the Effective Date (or the next trading day if there is no trading on the Effective Date) (the "Average Trading Price"). The restrictions on such shares shall lapse upon vesting, which shall occur in five equal annual installments beginning one year from the Effective Date.

          (d) Automobile.  Employer shall provide Employee with an allowance for
              ----------
          automobile expenses of $850 per month, subject to withholding tax, beginning on the Effective Date.

          (e) Stock Options.  Employee shall be eligible to receive options
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          under the Choice Hotels International, Inc. Long Term Incentive Plan
          ("LTIP"), or similar plan, to purchase Common Stock in accordance with the policy of the Choice Hotels Board as in effect from time to time. At the February 2000 Compensation Committee meeting, Employee shall be eligible to receive a pro rata award based on the number of days of Employee's employment in fiscal year 1999. Such pro rata award shall be calculated on the Employer's Stock Option Guidelines, subject to the approval of the Compensation Committee. Additionally, the Employee shall be granted, as of the Effective Date, options to purchase 110,000 shares of Common Stock. A number of the options shall be incentive stock options granted under the LTIP, which number shall be the maximum number permitted under the LTIP and Section 422(d) of the Internal Revenue Code of 1986, as amended, but in no event more than 25% of the total number of options granted pursuant to this Section 3(f). The remainder of the options shall be nonqualified stock options. The options shall be exercisable at an amount per share equal to the Average Trading Price and shall vest in five equal annual installments beginning one year from the Effective Date.

          (f) SERP.  At the Commencement Date, Employee shall participate in the
              ----
          Choice Hotels International, Inc. Supplemental Executive Retirement Plan ("SERP").

          (g) Other Benefits.  Employee shall, when eligible, be entitled to
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          participate in all other fringe benefits generally accorded the most senior executive officers of Employer as are in effect from time to time on the same basis as such other senior executive officers.

          (h) Relocation Expenses.  Employee shall be entitled to all benefits
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          afforded officers under the Relocation Policy of Employer, except that in lieu of a home repurchase of Employee's principal residence, Choice shall pay Employee a housing subsidy in recognition of the higher cost of living in the Washington, D.C. metropolitan area in the amount of $100,000, payable 50% upon the Effective Date and 50% upon the one year anniversary of the Effective Date.

     4.   Extent of Services.  Employee shall devote his full professional
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time, attention,

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and energies to the business of Employer, and shall not during the term of this
Agreement be engaged in any other business activity whether or not such business activity is pursued for gain, profit, or other pecuniary advantage; but the foregoing shall not be construed as preventing Employee from investing his assets in (i) the securities of public companies, or (ii) the securities of private companies or limited partnerships outside the lodging industry, if such holdings are passive investments of one percent or less of outstanding securities and Employee does not hold positions of officer, employee or general partner. Employee shall be permitted to serve as a director of companies outside of the lodging industry so long as such service does not inhibit his performance of services to the Employer. Employee shall not be permitted to serve as a director of any company within the lodging industry unless (i) the Corporate Compliance officer of the Employer has determined that there is no conflict of interest and (ii) such service does not inhibit his performance of services to the Employer. Employee warrants and represents that he has no contracts or obligations to others which would materially inhibit the performance of his services under this Agreement.

     5.   Disclosure and Use of Confidential Information.  Employee recognizes
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and acknowledges that information about Employer's and affiliates' present and prospective clients, franchises, management contracts, acquisitions and personnel, as they may exist from time to time, and to the extent it has not been otherwise disclosed, is a valuable, special and unique asset of Employer's business ("Confidential Information"). Throughout the term of this Agreement and for a period of two (2) years after its termination or expiration for whatever cause or reason except as required by applicable law, Employee shall not directly or indirectly, or cause others to, make use of or disclose to others any Confidential Information. During the term of this Agreement and for a period of two years thereafter, Employee agrees not to solicit for employment or contract for services with, directly or indirectly, on his behalf or on behalf of any person or entity, other than on behalf of Employer, any person employed by Employer, or its subsidiaries or affiliates during such period, unless Employer consents in writing. In the event of an actual or threatened breach by Employee of the provisions of this paragraph, Employer shall be entitled to injunctive relief restraining Employee from committing such breach or threatened breach. Nothing herein stated shall be construed as preventing Employer from pursuing any other remedies available to Employer for such breach or threatened breach, including the recovery of damages from Employee. "Affiliate" as used in this Agreement means a person or entity that is directly or through one or more intermediates controlling, controlled by or under common control with another person or entity.

     6.   Notices.  Any notice, request or demand required or permitted to be
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given under this Agreement shall be in writing, and shall be delivered personally to the recipient or, if sent by certified or registered mail or overnight courier service to his residence in the case of Employee, or to its principal office in the case of the Employer, return receipt requested. Such notice shall be deemed given when delivered if personally delivered or when actually received if sent certified or registered mail or overnight courier.

     7.   Elective Positions; Constructive Termination.
          --------------------------------------------

     (a) Nothing contained in this Agreement is intended to nor shall be construed to

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abrogate, limit or affect the powers, rights and privileges of the Board of
Directors or stockholders to remove Employee from the positions set forth in
Section 1, with or without Cause (as defined in Section 10 below), during the term of this Agreement or to elect someone other than Employee to those positions, as provided by law and the By-Laws of Employer.

     (b) If Employee is Constructively Terminated (as defined in Section 7(c) below), it is expressly understood and agreed that Employee's rights under this Agreement shall in no way be prejudiced, and Employee shall be entitled to receive all forms of compensation referred to in Section 3 above, including bonuses (calculated based only on the actual payout on the EPS portion of the bonus as all Choice officers receive in a given year), but except ungranted stock options (but including the continued vesting of previously granted restricted stock and stock options). Employee upon removal shall not be required to mitigate damages but nevertheless shall be entitled to pursue other employment, and Employer shall be entitled to receive as offset and thereby reduce its payment, the amount received by Employee from any other active employment. As a condition to Employee receiving his compensation from Employer, Employee agrees to permit verification of his employment records and Federal income tax returns by an independent attorney or accountant, selected by Employer but reasonably acceptable to Employee, who agrees to preserve the confidentiality of the information disclosed by Employee except to the extent required to permit Employer to verify the amount received by Employee from other active employment. Employer shall receive credit for unemployment insurance benefits, social security insurance or like amounts actually received by Employee.

     (c) For purposes of Sections 7 and 11, "Constructively Terminated" shall mean (i) removal or termination of Employee other than in accordance with
Section 10, (ii) a decrease in Employee's compensation or benefits (unless a similar decrease is imposed on all senior executive oficers), (iii) a significant reduction in the scope of Employee's authority, position, duties or responsibilities, (iv) a significant change in Choice's annual bonus program which adversely affects Employee, or (v) any other material breach of this Agreement by Employer provided Employer shall be given fourteen days advance written notice of such claim of material breach, which written notice shall specify in reasonable detail the grounds for such claim of material breach. Except in the case of bad faith, Employer shall have an opportunity to cure the basis for Constructive Termination during the fourteen day period after written notice.

     8.   Waiver of Breach.  The waiver of either party of a breach of any
          ----------------
provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     9.   Assignment.  The rights and obligations of Employer under this
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Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer. The obligations of Employee hereunder may not be assigned or delegated.

     10.  Termination of Agreement.  This Agreement shall terminate upon the
          ------------------------
following events and conditions:

     (a)  Upon expiration of its term;

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     (b)  For Cause, which means gross negligence, willful misconduct, willful nonfeasance, deliberate and continued refusal to carry out duties and instructions of the Employer's Board of Directors and Chief Executive Officer consistent with the position, material dishonesty, a violation or a willful breach of this Agreement or conviction of a felony involving moral turpitude, fraud or misappropriation of corporate funds. Employee shall be entitled to fourteen (14) days advance written notice of termination, except where the basis for termination constitutes wilful conduct on the part of Employee involving dishonesty or bad faith, in which case the termination shall be effective upon the sending of notice. Such written notice shall specify in reasonable detail the grounds for Cause and Employee shall have an opportunity to contest to the Board of Directors or cure the basis for termination during the fourteen day period after written notice.

     (c) Subject to state and federal laws, if Employee is unable to perform the essential functions of the services described herein, after reasonable accommodation, for more than 180 days (whether or not consecutive) in any period of 365 consecutive days, Employer shall have the right to terminate this Agreement by written notice to Employee. In the event of such termination, all non-vested stock option and other non-vested obligations of Employer to Employee pursuant to this Agreement shall terminate.

     (d) In the event of Employee's death during the term of this Agreement, the Agreement shall terminate as of the date thereof.

     (e) Upon voluntary resignation of Employee not due to Constructive Termination, so long as Employee has given Employer thirty days prior written notice of such resignation.

     11.  Severance.
          ---------

     (a)  If, within twelve months after a Change in Control, as defined in
     Section 11(b), the Employer terminates or Constructively Terminates Employee's employment other than in accordance with Section 10, the amount of Employee's severance pay will be 200% of his base salary at the rate in effect at the time of his termination or Constructive Termination, plus 200% of the amount of any full year bonus awarded to Employee in the prior year (or the maximum target bonus if no bonus was awarded in the prior year). If Employee's employment is terminated subject to this paragraph, the Employer will provide the Employee and his family health insurance coverage, including, if applicable, COBRA reimbursement, and will provide Employee disability insurance coverage under the applicable Employer plans for a period of 12 months following termination or until Employee starts other full time employment, whichever is earlier.

     (b) A Change in Control of the Employer shall occur upon the happening of the earliest to occur of the following:

          1. Any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (other than (i) the Employer,

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     (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Employer, (iii) any corporations owned, directly or indirectly, by the stockholders of the Employer in substantially the same proportions as their ownership of stock, (iv) Stewart Bainum, his wife, their lineal descendants and their spouses (so long as they remain spouses) and the estate of any of the foregoing persons, and any partnership, trust, corporation or other entity to the extent shares of common stock (or their equivalent) are considered to be beneficially owned by any of the persons or estates referred to in the foregoing provisions of this subsection 11(b) or any transferee thereof, or
     (v) the Baron Entities, unless such entities, in the aggregate, beneficially own more than 19,715,000 shares of the Employer's common stock) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Employer representing 33% or more of the combined voting power of the Employer's then outstanding voting securities;

          2. Individuals constituting the Board on the Effective Date and the successors of such individuals ("Continuing Directors") cease to constitute a majority of the Board. For this purpose, a director shall be a successor if and only if he or she was nominated by a Board (or a Nominating Committee thereof) on which individuals constituting the Board on the Effective Date and their successors (determined by prior application of this sentence) constituted a majority.

          3. The stockholders of the Employer approve a plan of merger or consolidation ("Combination") with any other corporation or legal person, other than a Combination which would result in stockholders of the Employer immediately prior to the Combination owning, immediately thereafter, more than sixty-five percent (65%) of the combined voting power of either the surviving entity or the entity owning directly or indirectly all of the common stock, or its equivalent, of the surviving entity; provided, however, that if stockholder approval is not required for such Combination, the Change in Control shall occur upon the consummation of such Combination.

          4. The stockholders of the Employer approve a plan of complete liquidation of the Employer or an agreement for the sale or disposition by the Employer of all or substantially all of the Employer's stock and/or assets, or accept a tender offer for substantially all of the Employer's stock (or any transaction having a similar effect); provided, however, that if stockholder approval is not required for such transaction, the Change in Control shall occur upon consummation of such transaction.

(c) For purposes of Section 11(b), Baron Entities shall mean Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc., Baron Asset Fund and Ronald Baron.

     12.  Legal Fees.  Employer shall reimburse the Employee for all reasonable
          -----------
attorneys fees incurred in connection with the negotiation and execution of this Agreement.


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     13.  Registration Rights.  The Employer shall use its reasonable best
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efforts to register on Form S-8 the nonqualified options issued pursuant to
Section 3(g) of this Agreement. All costs in connection with such registration shall be borne by the Employer.

     14.  Entire Agreement.  This instrument contains the entire agreement of
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the parties.  It may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought. This Agreement shall be governed by the laws of the State of Maryland, and any disputes arising out of or relating to this Agreement shall be brought and heard in any court of competent jurisdiction in the State of Maryland.

     15.  Excise Taxes.
          ------------

          (a) Anything in this Agreement to the contrary notwithstanding, if it shall be determined that any payment or distribution to the Employee or for the Employee's benefit (whether paid or payable or distributed or distributable) pursuant to the terms of this Agreement or otherwise (the "Payment") would be subject to the excise tax imposed by section 4999 of the Internal Revenue Code (the "Excise Tax"), then the Employee shall be entitled to receive from Choice an additional payment (the "Gross-Up Payment") in an amount such that the net amount of the Payment and the Gross-Up Payment retained by the Employee after the calculation and deduction of all Excise Taxes (including any interest or penalties imposed with respect to such taxes) on the payment and all federal, state and local income tax, employment tax and Excise Tax (including any interest or penalties imposed with respect to such taxes) on the Gross-Up Payment provided for in this Section, and taking into account any lost or reduced tax deductions on account of the Gross-Up Payment, shall be equal to the Payment;

          (b) All determinations required to be made under this Section, including whether and when the Gross-Up Payment is required and the amount of such Gross-Up Payment, and the assumptions to be utilized in arriving at such determinations shall be made by Accountants which Choice shall request provide the Employee and Choice with detailed supporting calculations with respect to such Gross-Up Payment at the time the Employee is entitled to receive the Payment. For the purposes of this Section, the "Accountants" shall mean Choice's independent certified public accountants. All fees and expenses of the Accountants shall be borne solely by Choice. For the purposes of determining whether any of the Payments will be subject to the Excise Tax and the amount of such Excise Tax, such Payments will be treated as "parachute payments" within the meaning of section 280G of the Code, and all "parachute payments" in excess of the "base amount" (as defined under section 280G(b)(3) of the Code) shall be treated as subject to the excise Tax, unless and except to the extent that in the opinion of the Accountants such Payments (in whole or in part) either do not constitute "parachute payments" or represent reasonable compensation for services actually rendered (within the meaning of section 280G(b)(4) of the Code) in excess of the "base amount," or such "parachute payments" are otherwise not subject to such Excise Tax; for purposes of determining the amount of the Gross-Up Payment the Employee shall be deemed to pay Federal income taxes at the highest applicable marginal rate of Federal income taxation for the calendar year in which

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the Gross-Up Payment is to be made and to pay any applicable state and local income taxes at the highest applicable marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in Federal income taxes which could be obtained from the deduction of such state or local taxes if paid in such year (determined without regard to limitations on deductions based upon the amount of the Employee's adjusted gross income); and to have otherwise allowable deductions for Federal, state and local income tax purposes at least equal to those disallowed because of the inclusion of the Gross-Up Payment in the Employee's adjusted gross income. Any Gross-Up Payment with respect to any Payment shall be paid by Choice at the time the Employee is entitled to receive the Payment. Any determination by the Accountants shall be binding upon Choice and the Employee. As a result of uncertainty in the application of section 4999 of the Code at the time of the initial determination by the Accountants hereunder, it is possible that the Gross-Up Payment made will have been an amount less than Choice should have paid pursuant to this Section (the "Underpayment"). In the event that Choice exhausts its remedies and the Employee is required to make a payment of any Excise Tax, the Underpayment shall be promptly paid by Choice to or for the Employee's benefit.


          IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.


                                     Employer:

                                     CHOICE HOTELS INTERNATIONAL, INC.


                                     By:
                                        ________________________________
                                        Michael J. DeSantis
                                        Senior Vice President

                                     Employee:


                                     -----------------------------------
                                     Steven T. Schultz

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